Microbot Medical Successfully Completes Pre-Clinical Study for its Self-Cleaning Shunt

Data from Pre-Clinical Study Indicates the Self-Cleaning Shunt has the Potential to be a Viable Technology for Preventing Occlusion in Shunts Used to Treat Hydrocephalus

Hingham, MA– May 21, 2018 – Microbot Medical Inc. (NASDAQ CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today provided the results of a pre-clinical study assessing the Company’s Self-Cleaning Shunt (SCS). The in-vitro study, which was performed at Wayne State University by Dr. Carolyn Harris, supports the SCS’s potential as a viable technology for preventing occlusion in shunts used to treat hydrocephalus.

“Initial results from the first phase of the study, conducted in an in-vitro 3D cell culture system built to mimic the ventricular environment, showed that cells attach, grow and spread across the shunt drainage holes of the Microbot SCS,” said Dr. Harris, Assistant Professor of Chemical Engineering and Materials Science, Wayne State University. “Although further research is necessary, the small-scale study shows that the Microbot SCS can potentially remove this early spreading of cells across the shunt holes, which is a first step towards the main target of the study - occlusion prevention.”

“The study results are highly encouraging and affirm our confidence in the SCS’ technology as a novel solution to prevent occlusion in hydrocephalus shunts, as well as a potential platform for future occlusion prevention devices for other medical applications,” commented Harel Gadot, Chief Executive Officer, President and Chairman. “We have already been executing the next development phase of our SCS, and together with our recent facility upgrade to support these activities, we believe we are on the right track to deliver the first occlusion prevention device for the countless patients suffering with hydrocephalus while eliminating unnecessary procedures and reducing the cost of healthcare.”

The Company will proceed with the larger-scale studies to support the SCS and prepare it for regulatory submissions in the USA, Europe as well as other regions across the globe.

About Microbot Medical, Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt, or SCS, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which can be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure gives it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is perfectly suitable to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT, visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, the outcome of its studies to evaluate the SCS and other existing and future technologies, uncertainty in the results of pre-clinical and clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

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